Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
February 27, 2025	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
Primo Brands Corporation	Hong Kong	Singapore
1150 Assembly Drive, Suite 800	Houston	Tel Aviv
Tampa, Florida 33607	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re:	Primo Brands Corporation – Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Primo Brands Corporation, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of an amendment to a registration statement on Form S-1 initially filed on January 24, 2025 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) the offer and sale from time to time by the selling securityholders named in the Registration Statement of up to an aggregate of 218,618,368 shares (the “Resale Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company and (ii) the issuance by the Company of up to 206,040 shares (the “Option Shares”) of Class A Common Stock that may be issued pursuant to the Legacy Primo Water Corporation Equity Incentive Plan (the “Legacy Corporate Equity Incentive Plan”) and the Legacy Primo Water Corporation 2018 Equity Incentive Plan (the “Legacy 2018 Equity Incentive Plan” and, together with the Legacy Corporate Equity Incentive Plan, the “Plans”, and each, a “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer and sale of the Resale Shares and the issuance of the Option Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid, and nonassessable.

February 27, 2025

2.

When the Option Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company against payment thereof (not less than par value) in the circumstances contemplated by the Registration Statement, assuming in each case, that the individual issuances, grants, or awards under the applicable Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted, or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the Option Shares will be validly issued, fully paid, and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP